Exhibit 21.1

DOMTAR CORPORATION – SUBSIDIARY COMPANIES

As of December 31, 2013

Domtar Corporation

Domtar Paper Company, LLC

Domtar Delaware Holdings, LLC

Domtar Delaware Investments Inc.

Domtar Delaware Holdings Inc.

Domtar Luxembourg Investments Sarl

Domtar Italy srl

Domtar Lux SA

Domtar Lux Holdings Sarl

Domtar Pacific Papers ULC

7726392 Canada Inc.

Domtar (Canada) Paper Inc.

Domtar Pulp and Paper General Partnership (held 0.001% by DCPI and 99.999% by DInc)

Domtar Inc.

Domtar Asia Limited

Brompton Lands Limited

Domtar Expetech Inc.

Domtar International Limited

Domtar Hong Kong Limited (held 34% by DInc. And 66% by DPC, LLC)

Domtar Paper Co., Ltd.

3260787 Nova Scotia Company

3269788 Nova Scotia Company

3260789 Nova Scotia Company

Domtar Financial Holdings, LLC

DPP Luxembourg Branch

Domtar Luxembourg 2 Sarl

Domtar Holdings Sweden AB

Domtar Finance Sweden AB

Domtar Sweden AB

Domtar Acquisition Sweden AB (held 89% by Domtar Finance Sweden AB and

11% by Domtar Sweden AB)

Attends Healthcare Holdings AB

Attends AB

Attends Healthcare AB

Attends AS

Attends Healthcare Ltd

Attends Healthcare Acquisitions Ltd

Attends Healthcare Finance Ltd

Attends Healthcare Holdings Ltd

Attends Healthcare Investments Ltd

Attends Healthcare Group Ltd

Attends GmbH (Germany)

Conforele Hygien GmbH

Attends BVBA

Attends Ltd

Attends OY

Attends BV

Attends GmbH (Switzerland)

Attends GmbH (Austria)

Attends Europe GmbH

DOMTAR CORPORATION – SUBSIDIARY COMPANIES

As of December 31, 2013

Domtar Industries LLC

Domtar Funding Limited Liability Company

E.B. Eddy Paper, Inc.

Ariva Distribution Inc.

Domtar A.W. LLC

Domtar Wisconsin Dam Corp.

Domtar Europe Sprl

Domtar AI Inc.

Attends Healthcare Products, Inc.

EAM Corporation

Domtar Personal Care Absorbent Hygiene Inc.

Associated Hygienic Products LLC

AFFILIATED COMPANIES — (% held)

Celluforce Inc.		(50%)
Clergue Forest Management Inc. -	–	(24%)
Forest Insurance Limited -	–	(10%)
Red Lake Forest Management Inc. -	–	(50% of class A shares)
Northshore Forest Inc.		(42%)
Vermilion Forest Management Co.		(24.17 class A shares)